                                                                       EXHIBIT 1

                         AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            TLMD STATION GROUP, INC.,

                              TLMD ACQUISITION CO.

                                      AND

                             TELEMUNDO GROUP, INC.

                         DATED AS OF NOVEMBER 24, 1997

                          AGREEMENT AND PLAN OF MERGER
                               TABLE OF CONTENTS

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ARTICLE I. DEFINITIONS.................................................................     1

    Section 1.1. Definitions...........................................................     1

ARTICLE II. THE MERGER.................................................................     6

    Section 2.1. The Merger............................................................     6
    Section 2.2. Effective Time........................................................     6
    Section 2.3. Effects of the Merger.................................................     6
    Section 2.4. Certificate of Incorporation and By-Laws..............................     6
    Section 2.5. Directors.............................................................     6
    Section 2.6. Officers..............................................................     6
    Section 2.7. Conversion of Shares..................................................     6
    Section 2.8. Conversion of Sub Common Stock........................................     7
    Section 2.9. Dissenting Shares.....................................................     7
    Section 2.10. Payment for Shares...................................................     8
    Section 2.11. No Further Rights or Transfers.......................................     9
    Section 2.12. Stock Options........................................................     9
    Section 2.13. Warrants.............................................................    10
    Section 2.14. Adjustments..........................................................    10

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................    10

    Section 3.1. Organization..........................................................    10
    Section 3.2. Capitalization........................................................    11
    Section 3.3. Authority Relative to This Agreement..................................    12
    Section 3.4. No Violation..........................................................    12
    Section 3.5. SEC Reports; No Undisclosed Liabilities...............................    13
    Section 3.6. Proxy Statement; Other Information....................................    14
    Section 3.7. Compliance............................................................    14
    Section 3.8. Absence of Certain Changes............................................    15
    Section 3.9. Certain Fees..........................................................    15
    Section 3.10. FCC Qualifications...................................................    15
    Section 3.11. Section 203..........................................................    15
    Section 3.12. Litigation...........................................................    15
    Section 3.13. Intellectual Property................................................    16
    Section 3.14. Labor Matters........................................................    16
    Section 3.15. Employee Benefit Plans: ERISA........................................    17
    Section 3.16. Taxes................................................................    18
    Section 3.17. Affiliation Agreements...............................................    18
    Section 3.18. Environmental Matters................................................    18
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                                       i
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ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB...........................    19

    Section 4.1. Organization..........................................................    19
    Section 4.2. Authority Relative to This Agreement..................................    19
    Section 4.3. No Violation..........................................................    20
    Section 4.4. Proxy Statement.......................................................    20
    Section 4.5. Financing.............................................................    21
    Section 4.6. No Prior Activities...................................................    21
    Section 4.7. Surviving Corporation after the Merger................................    21
    Section 4.8. Certain Fees..........................................................    22
    Section 4.9. FCC Qualifications....................................................    22

ARTICLE V. COVENANTS...................................................................    22

    Section 5.1. Conduct of Business of the Company....................................    22
    Section 5.2. Access to Information.................................................    24
    Section 5.3. No Solicitation.......................................................    25
    Section 5.4. Stockholders' Meeting.................................................    27
    Section 5.5. Cooperation...........................................................    27
    Section 5.6. Public Announcements..................................................    28
    Section 5.7. Indemnification and Insurance.........................................    28
    Section 5.8. FCC Covenants.........................................................    30
    Section 5.9. Notification of Certain Matters.......................................    30
    Section 5.10. Employee Benefits....................................................    30
    Section 5.11. Acknowledgment of Parent and Sub.....................................    30
    Section 5.12. Renewal..............................................................    31

ARTICLE VI. CONDITIONS TO CONSUMMATION OF THE MERGER...................................    31

    Section 6.1. Conditions to Each Party's Obligation To Effect the Merger............    31
    Section 6.2. Conditions to the Obligation of Parent and Sub to Effect the Merger...    32
    Section 6.3. Conditions to the Obligation of the Company to Effect the Merger......    33

ARTICLE VII. TERMINATION; AMENDMENT; WAIVER............................................    34

    Section 7.1. Termination...........................................................    34
    Section 7.2. Certain Actions Prior to Termination..................................    35
    Section 7.3. Effect of Termination.................................................    35
    Section 7.4. Termination Fees......................................................    35
    Section 7.5. Amendment.............................................................    36
    Section 7.6. Extension; Waiver.....................................................    36

ARTICLE VIII. MISCELLANEOUS............................................................    36

    Section 8.1. Non-Survival of Representations, Warranties and Agreements............    36
    Section 8.2. Entire Agreement; Assignment..........................................    37
    Section 8.3. Validity..............................................................    37
    Section 8.4. Notices...............................................................    37
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                                        ii
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    Section 8.5. Governing Law.........................................................    39
    Section 8.6. Interpretation........................................................    39
    Section 8.7. Parties in Interest...................................................    39
    Section 8.8. Counterparts..........................................................    39
    Section 8.9. Expenses..............................................................    40
    Section 8.10. Obligation of Parent.................................................    40
    Section 8.11. Sale of the Company..................................................    40
    Section 8.12. Actions by the Company...............................................    40

SIGNATURES.............................................................................   S-1
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                                      iii

                                                                       EXHIBIT 1

                          AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the "Agreement"), is dated as of November 24,
                                        ---------
1997, by and among TLMD Station Group, Inc., a Delaware corporation ("Parent"),
                                                                      ------
TLMD Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and Telemundo Group, Inc., a Delaware corporation (the
         ---
"Company").
 -------

                                    ARTICLE I.
                                  DEFINITIONS

     Section 1.1  Definitions.  As used herein, the terms below shall have the
                  -----------
following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending on the reference.

     "Acceptable FCC Order" shall have the meaning set forth in Section 6.1.
      --------------------

     "Additional Amount" shall have the meaning set forth in Section 2.7.
      -----------------

     "Affiliation Agreements" shall have the meaning set forth in Section 3.17.
      ----------------------

     "Affirmed Condition" shall have the meaning set forth in Section 6.2(a).
      ------------------

     "Agreement" shall have the meaning set forth in the Preamble.
      ---------

     "Alternative Proposal" shall have the meaning set forth in Section 5.3(a).
      --------------------

     "Benefit Plan" shall have the meaning set forth in Section 3.15(a).
      ------------

     "By-Laws" shall mean the Amended and Restated By-Laws of the Company in
      -------
effect as of the date hereof.

     "Certificate of Incorporation" shall mean the Restated Certificate of
      ----------------------------
Incorporation of the Company in effect as of the date hereof.

     "Certificate of Merger" shall have the meaning set forth in Section 2.2.
      ---------------------

     "Certificates" shall have the meaning set forth in Section 2.10(b).
      ------------

     "Claim" shall have the meaning set forth in Section 5.7(c).
      -----

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Communications Act" shall mean the Communications Act of 1934, as amended,
      ------------------
and the rules, regulations and policies of the FCC thereunder.

     "Company" shall have the meaning set forth in the Preamble.
      -------

     "Company Complying Certificate" shall have the meaning set forth in Section
      -----------------------------
6.2(a).

     "Company Disclosure Schedule" shall mean the schedule prepared and
      ---------------------------
delivered by the Company to and for Parent and Sub and dated as of the date hereof, which sets forth the exceptions to the representations and warranties of the Company contained herein and certain other information called for by this Agreement.

     "Company Material Adverse Effect" shall mean a material adverse effect on
      -------------------------------
the financial condition, results of operations or business of the Company and its Subsidiaries, taken as a whole.

     "Confidentiality Agreement" shall mean, collectively, the confidentiality
      -------------------------
agreements between the Financial Advisor, acting on behalf of the Company, and Liberty Media Corporation, dated as of July 23, 1997, between the Financial Advisor, acting on behalf of the Company, and Sony Pictures Entertainment Inc., dated as of April 30, 1997 and as amended as of July 25, 1997, and between the Financial Advisor, acting on behalf of the Company, and Apollo Management, L.P., dated as of November 12, 1997.

     "Debt Commitment Letters" shall have the meaning set forth in Section 4.5.
      -----------------------

     "DGCL" shall mean the General Corporation Law of the State of Delaware.
      ----

     "Dissenting Shares" shall have the meaning set forth in Section 2.9(a).
      -----------------

     "Effective Time" shall have the meaning set forth in Section 2.2.
      --------------

     "Environmental Laws" shall have the meaning set forth in Section 3.18.
      ------------------

     "Equity Commitments" shall have the meaning set forth in Section 4.5.
      ------------------

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" shall have the meaning set forth in Section 3.15(a).
      ---------------

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
      ------------

     "Exchange Agent" shall have the meaning set forth in Section 2.10(a).
      --------------

     "FCC" shall mean the Federal Communications Commission or any successor
      ---
agency thereto.

     "FCC Order" shall mean an order or decision of the FCC which grants all
      ---------
consents or approvals required under the Communications Act for the transfer of control of all FCC licenses held by the Company to Parent and/or Sub and the consummation of the Merger and the other Transactions, whether or not any appeal or request for reconsideration or review of such order is pending, or whether the time for filing any such appeal or request for reconsideration or review, or for any sua sponte action by the FCC with similar effect, has expired. For purposes of this definition, the "FCC" shall mean the FCC or its staff.

     "FCC Permits" shall have the meaning set forth in Section 3.7(a).
      -----------

     "Filed SEC Reports" shall have the meaning set forth in Section 3.7(a).
      -----------------

     "Financial Advisor" shall mean Lazard Freres & Co. LLC.
      -----------------

     "Fund" shall have the meaning set forth in Section 2.10(a).
      ----

     "Governmental Entity" shall mean any federal, state or local government or
      -------------------
regulatory agency, authority, commission or instrumentality.

     "Hazardous Substance" shall have the meaning set forth in Section 3.18.
      -------------------

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of
      -------
1976, as amended.

     "Indemnified Parties" shall have the meaning set forth in Section 5.7(c).
      -------------------

     "Intellectual Property" shall mean:  (i) registered and unregistered
      ---------------------
trademarks, service marks, slogans, trade names, domain names, logos and trade dress; (ii) registered and unregistered copyrights, including, but not limited to, copyrights in software programs, databases, and the content contained on any Internet site(s); (iii) software programs and databases; (iv) rights in names, likenesses, images and other attributes of individuals; and (v) agreements pursuant to which the Company has obtained the right to use any of the foregoing (together with other agreements to which the Company or any Subsidiary is a party relating to the development, acquisition or use of Intellectual Property, "License Agreements").

     "knowledge" shall mean the knowledge, after reasonable inquiry, of the
      ---------
officers of the Company, Parent or Sub, as applicable, with the title of Vice President or higher and, with respect to the Company, the general managers of each of the Stations.

     "Letter of Transmittal" shall have the meaning set forth in Section
      ---------------------
2.10(b).

     "Merger" shall have the meaning set forth in Section 2.1.
      ------

     "Merger Consideration" shall have the meaning set forth in Section 2.7.
      --------------------

     "NMS" shall mean the Nasdaq National Market.
      ---

     "Non-Affirmed Condition" shall have the meaning set forth in Section
      ----------------------
6.2(a).

     "Non-Complying Certificate" shall have the meaning set forth in Section
      -------------------------
6.2(a).

     "Option" shall have the meaning set forth in Section 2.12.
      ------

     "Parent" shall have the meaning set forth in the Preamble.
      ------

     "Parent Disclosure Documents" shall have the meaning set forth in Section
      ---------------------------
5.4(b).

     "Parent Response" shall have the meaning set forth in Section 6.2(a).
      ---------------

     "Parent Stockholder" shall mean each of the persons who, at the date
      ------------------
hereof, are, and as of the Effective Time will be, stockholders of Parent.

     "Pending Proposal" shall have the meaning set forth in Section 7.4.
      ----------------

     "Preferred Stock" shall have the meaning set forth in Section 3.2(a).
      ---------------

     "Proxy Statement" shall have the meaning set forth in Section 3.6.
      ---------------

     "Representatives" shall have the meaning set forth in Section 5.3(a).
      ---------------

     "SBI" shall mean Salomon Brothers Inc.
      ---

     "SEC" shall mean the Securities and Exchange Commission or any successor
      ---
thereto.

     "SEC Reports" shall have the meaning set forth in Section 3.5.
      -----------

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

     "Series A Common Stock" shall mean the Series A common stock, $.01 par
      ---------------------
value, of the Company.

     "Series B Common Stock" shall mean the Series B common stock, $.01 par
      ---------------------
value, of the Company.

     "Share" shall mean a share of Stock.
      -----

     "Significant Subsidiaries" shall mean any Subsidiary which (i) is a
      ------------------------
"significant subsidiary," as defined in Rule 1-02 of Regulation S-X under the Exchange Act; (ii) holds any FCC Permits; (iii) owns, directly or indirectly, any interest in any Subsidiary included in clause (i) or (ii); or (iv) is otherwise material to the Company and its Subsidiaries, taken as a whole.

     "Special Meeting" shall have the meaning set forth in Section 5.4(a)(i).
      ---------------

     "Stations" shall mean the full-power and low-power television stations
      --------
owned and operated by the Company.

     "Stock" shall mean, collectively, the Series A Common Stock, par value
      -----
$.01, of the Company together with the Series B Common Stock, par value $.01, of the Company.

     "Stock Option Plans" shall have the meaning set forth in Section 2.12.
      ------------------

     "Sub" shall have the meaning set forth in the Preamble.
      ---

     "Subsidiary" shall mean, with respect to any person, (A) (i) a corporation
      ----------
in which such person, a subsidiary of such person, or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination, has either (a) a 50% or greater ownership interest or (b) the power, under ordinary circumstances, to elect or to direct the election of 50% or more of the board of directors of such corporation, (ii) a partnership in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person (a) is, at the date of determination, general partner or (b) has a 50% or greater ownership interest in such partnership or the right to elect, or direct the election of, 50% or more of the governing body of such partnership and (iii) any other person (other than corporation or a partnership) in which such person, directly or indirectly, at the date of determination, has either (a) a 50% or greater ownership interest or (b) the power to elect, or direct the election of 50% or more of the directors or other governing body of such other person and (B) any other person which is consolidated with such person in accordance with generally accepted accounting principles. For purposes of this Agreement, the term "parent," when not capitalized, means, with respect to any person, any other person of which such person is, directly or indirectly, a Subsidiary.

     "Superior Offer" shall have the meaning set forth in Section 7.1(e).
      --------------

     "Surviving Corporation" shall have the meaning set forth in Section 2.1.
      ---------------------

     "Third Parties" shall have the meaning set forth in Section 5.3(a).
      -------------

     "Transactions" shall have the meaning set forth in Section 5.3(a).
      ------------

     "Trigger Date" shall mean the date which is seven months after the date on
      ------------
which Parent and Sub shall have initially filed with the FCC the FCC Form 315 for approval of the changes of control of the FCC Permits; provided, however, that if it has not earlier occurred, such date shall be deemed to be August 1, 1998.

     "Warrants" shall mean, collectively, (i) those certain warrants dated
      --------
December 30, 1994 issued to the Company's bondholders and general unsecured creditors as of such date entitling the holder of each such warrant to purchase one share of Series A Common Stock at a price equal to $7.00 per share (of which 624,094 of such warrants were outstanding as of November 12, 1997 (ii) that certain warrant dated as of December 30, 1994 issued to Reliance Insurance Company and its subsidiaries entitling the holder of each such warrant to purchase one share of Series A Common Stock at a price equal to $7.19 per share (of which 416,667 of such warrants were outstanding as of November 12, 1997).

     "1994 Plan" shall have the meaning set forth in Section 2.12.
      ---------

     "1996 Plan" shall have the meaning set forth in Section 2.12.
      ---------

                                 ARTICLE  II.

                                  THE MERGER

     Section 2.1.  The Merger.   At the Effective Time (as hereinafter defined),
                   ----------

upon the terms and subject to the conditions hereof, and in accordance with the DGCL, Sub shall be merged with and into the Company (the "Merger") as soon as
                                                          ------
practicable following the satisfaction of the conditions set forth in Article VI hereof. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence
                  ---------------------
of Sub shall cease.

     Section 2.2.  Effective Time.  The Merger shall be consummated by and shall
                   --------------

be effective at the time of acceptance for filing by the Delaware Secretary of State of a certificate of merger (the "Certificate of Merger") in such form as
                                       ---------------------
is required by, and executed in accordance with, the relevant provisions of the DGCL, and such other documents as shall be required by the provisions of the DGCL (the time of such filing being the "Effective Time").
                                         --------------

     Section 2.3.  Effects of the Merger.  The Merger shall have the effects
                   ---------------------

set forth in the DGCL. As of the Effective Time, the Company shall be a wholly-owned subsidiary of Parent.

     Section 2.4.  Certificate of Incorporation and By-Laws.  Subject to
                   ----------------------------------------

Section 5.7 hereof, the Certificate of Incorporation and By-Laws of the Company as in effect at the Effective Time shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation and thereafter may be amended in accordance with their respective terms, the DGCL and Section 5.7 hereof.

     Section 2.5.  Directors.  The directors of Sub at the Effective Time
                   ---------
shall be the directors of the Surviving Corporation and will hold office from the Effective Time until the next annual stockholders' meeting of the Surviving Corporation and until their successors shall be elected or appointed and shall be duly qualified.

     Section 2.6.  Officers.  The officers of the Company at the Effective
                   --------
Time shall be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by law.

     Section 2.7.  Conversion of Shares.  Each Share issued and outstanding
                   --------------------
immediately prior to the Effective Time (other than Shares held by Parent, Sub or any other wholly-owned subsidiary of Parent, or in the treasury of the Company or by any wholly-owned subsidiary of the Company, all of which shall be canceled and no payment will be made with respect thereto, and Dissenting Shares, as hereinafter defined) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive from Parent the Merger Consideration (as defined below), subject to applicable withholding or back-up withholding taxes, if any, payable by the holder thereof, without interest thereon, upon surrender of the certificate formerly representing such Share. As used in this Agreement, the term "Merger
                                                              ------
Consideration" shall mean the sum, in cash, of $44.00 plus the Additional Amount
-------------
(as defined
below). As used in this Agreement, the term "Additional Amount" shall mean,
                                             -----------------
subject to Section 6.1(a), an amount equal to the product of: (a) $44.00; multiplied by (b) 8%, multiplied by (c) a fraction, the numerator of which shall be the number of days in the period from and including the Trigger Date to but excluding the date on which the Effective Time of the Merger occurs, and the denominator of which shall be 365.

     Section 2.8.  Conversion of Sub Common Stock.  Each share of common
                   ------------------------------
stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive one share of common stock of the Surviving Corporation, which thereafter will constitute all of the issued and outstanding common stock of the Surviving Corporation.

     Section 2.9.  Dissenting Shares.
                   -----------------

             (a)   General.  Notwithstanding anything in this Agreement to the
                   -------
contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted such Shares in favor of the Merger, who shall have delivered a written demand for appraisal of such Shares in the manner provided in the DGCL and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to appraisal ("Dissenting Shares") shall not be converted into or represent a right to
  -----------------
receive the Merger Consideration pursuant to Section 2.7 hereof, but the holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such Shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish his entitlement to appraisal rights as provided in Section 262 of the DGCL, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn his demand for appraisal of such Shares or lost his right to appraisal and payment for his Shares under Section 262 of the DGCL or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such Shares and each such Share shall thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive payment from the Surviving Corporation of the Merger Consideration, without interest thereon, as provided in Section 2.7 hereof.

             (b)   Notice of Appraisal Demands.  The Company shall give Parent
                   ---------------------------
and Sub (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 262 of the DGCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

     Section 2.10.  Payment for Shares.
                    ------------------

             (a)    Exchange Mechanics.  Prior to the Effective Time, Parent
                    ------------------
shall designate a bank or trust company reasonably satisfactory to the Company to act as Exchange Agent in the Merger (the "Exchange Agent"). At or prior to
                                             --------------
the Effective Time, Parent will, or will take all steps necessary to enable and cause the Surviving Corporation to, provide the Exchange Agent funds (the "Fund") necessary to make the payments contemplated by Section 2.7. Out of the
 ----
Fund, the Exchange Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 2.7. The Fund shall not be used for any other purpose. The Exchange Agent may invest portions of the Fund, as directed by Parent (so long as such directions do not impair the Exchange Agent's ability to make the payments referred to in Section 2.7 hereof or otherwise impair the rights of holders of Shares), provided that no such investments may be made other than in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation, or certificates of deposit issued by a commercial bank having capital exceeding $500,000,000. Any net earnings resulting from, or interest or income produced by, such investments shall be paid to the Surviving Corporation as and when requested by Parent. The Surviving Corporation shall replace any monies lost through any investment made pursuant to this Section 2.10. Deposit of funds pursuant hereto shall not relieve Parent or the Surviving Corporation of their obligations to make payments in respect of Shares and Parent hereby guarantees the Surviving Corporation's obligations in respect thereof.

             (b)   Letter of Transmittal. Promptly after the Effective Time, the
                   ---------------------
Surviving Corporation shall cause the Exchange Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates") a form letter of transmittal (the "Letter of Transmittal") for
-------------                                      ---------------------
return to the Exchange Agent (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates, for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with the Letter of Transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor cash in an amount equal to the product of the number of Shares represented by such Certificate multiplied by the Merger Consideration subject to any required withholding taxes, and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.10, each Certificate (other than Certificates representing Shares held by Parent, Sub or any other wholly-owned subsidiary of Parent, the Company or any wholly-owned subsidiary of the Company which shall have been canceled, or Dissenting Shares) shall represent for all purposes the right to receive the Merger Consideration in cash multiplied by the number of Shares evidenced by such Certificate, without any interest thereon.

             (c)   Return of Unclaimed Funds. Any cash provided to the Exchange
                   -------------------------
Agent pursuant to this Section 2.10 and not exchanged for Certificates within six months after the Effective Time will be returned by the Exchange Agent to the Surviving Corporation, which thereafter will act as Exchange Agent. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

     Section 2.11.  No Further Rights or Transfers.  At and after the Effective
                    ------------------------------
Time, each holder of a Certificate that represented issued and outstanding Shares immediately prior to the Effective Time shall cease to have any rights as a stockholder of the Company, except for the right to surrender his or her Certificate or Certificates in exchange for the payment provided pursuant to Sections 2.7 and 2.10 hereof or to perfect his or her right to receive payment for his or her Shares pursuant to Section 262 of the DGCL and Section 2.9 hereof if such holder has validly exercised and perfected and not withdrawn his or her right to receive payment for his or her Shares, and there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for cash as provided in this Article II, subject to applicable law in the case of Dissenting Shares.

     Section 2.12.  Stock Options.  Immediately prior to the Effective
                    -------------
Time, each holder of a then-outstanding Company stock option issued pursuant to either (a) the Company's 1994 Stock Plan, as amended (the "1994 Plan"), or (b)
                                                           ---------
the Company's 1996 Non-Employee Director Stock Option Plan (the "1996 Plan" and,
                                                                 ---------
collectively, with the 1994 Plan, the "Stock Option Plans"), whether or not then
                                       ------------------
presently exercisable, to purchase Shares (an "Option") will be entitled to
                                               ------
receive, and shall receive, in settlement of such Option a cash payment from the Company equal to the product of (i) the total number of Shares then subject to each such Option with an exercise price per Share less than the Merger Consideration multiplied by (ii) the excess of the Merger Consideration over the exercise price per Share subject to such Option, subject to any required withholding of taxes. If necessary or appropriate under the Stock Option Plans, the Company will, upon the request of Parent, use its reasonable best efforts to obtain the written acknowledgment of each person holding an Option that the payment of the amount of cash referred to above will satisfy in full the Company's obligation to such person pursuant to such Option. By virtue of the foregoing treatment of the Options, at the Effective Time all Options shall be canceled and shall cease to exist. Prior to the Effective Time, the Company shall make any amendments to the terms of the Stock Option Plans that are necessary to give effect to the transactions contemplated by this Section 2.12.

     Section 2.13.  Warrants.  Immediately prior to the Effective Time,
                    --------
each holder of a then-outstanding Warrant will be entitled to receive, and shall receive, in settlement of such Warrant a cash payment from the Company equal to the product of (i) the total number of Shares then subject to each such Warrant with an exercise price per Share less than the Merger Consideration multiplied by (ii) the excess of the Merger Consideration over the exercise price per Share subject to such Warrant, subject to any required withholding of taxes. If necessary or appropriate under the terms of such Warrant, the Company will, upon the request of Parent, use its reasonable best efforts to obtain the written acknowledgment of each person holding a Warrant that the payment of the amount of cash referred to above will satisfy in full the Company's obligation to such person pursuant to such Warrant. By virtue of the foregoing treatment of the Warrants, at the Effective Time all Warrants shall be canceled and shall cease to exist. Prior to the Effective Time, the Company shall make any amendments to the terms of the Warrants that are necessary and give effect to the transactions contemplated by this Section 2.13.

     Section 2.14.  Adjustments.  If, between the date of this Agreement
                    -----------
and the Effective Time, the outstanding Shares shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date prior to the Effective Time, the amount of consideration to be received pursuant to this
Article II in exchange for each outstanding Share, Option, or Warrant shall be correspondingly adjusted.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents, warrants and, with respect to the covenants contained in
Section 3.6 only, covenants to Parent and Sub as follows:

     Section 3.1.  Organization.   Except as set forth in Section 3.1 of
                   ------------
the Company Disclosure Schedule, the Company and each of its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to be in good standing or to so qualify would, individually or in the aggregate, have a Company Material Adverse Effect. The Company has made available to Parent true and correct copies of the certificate of incorporation and By-Laws or equivalent organizational documents, each as amended to the date hereof, of the Company and each Significant Subsidiary. Such certificates of incorporation, by-laws and equivalent organizational documents are in full force and effect. The Company is not in violation of its Certificate of Incorporation or By-Laws. No Significant Subsidiary is in violation of its certificate of incorporation, by-laws or equivalent organizational documents, except for violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

     Section 3.2.  Capitalization.
                   --------------

             (a)   Company Capitalization.  The authorized capital stock of
                   ----------------------
the Company consists of 14,388,394 shares of Series A Common Stock, 5,611,606 shares of Series B Common Stock and 1,000,000 shares of preferred stock ("Preferred Stock"). As of September 30, 1997, there were (i) 6,966,895 shares
  ---------------
of Series A Common Stock issued and outstanding and (ii) 3,198,761 shares of Series B Common Stock issued and outstanding and (iii) no shares of Preferred Stock issued and outstanding. Since September 30, 1997, no Shares have been issued (except for (x) the issuance of Shares pursuant to the exercise of Options outstanding under the Stock Option Plans at such date, the issuance of Shares pursuant to the exercise of the Warrants outstanding on such date, and
(y) the issuance pursuant to the terms of the Certificate of Incorporation of Shares of Series A Common Stock upon the sale of Shares of Series B Common Stock issued and outstanding on such date), and no shares of Preferred Stock have been issued. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule and except for 2,080,761 shares of Series A Common Stock issuable (i) upon exercise of Options outstanding as of September 30, 1997 or issued in compliance with Section 5.1 issued pursuant to the Stock Option Plans and (ii) upon exercise of the Warrants, there are not now, and at the Effective Time there will not be, any existing options, warrants, calls, subscriptions, convertible or exchangeable securities, or other rights, or other agreements or commitments, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of the Company or any of its Subsidiaries. All issued and outstanding Shares are validly issued, fully paid, nonassessable and free of preemptive rights. None of the outstanding shares of capital stock of the Company is held by the Company or any of its Subsidiaries.

             (b)   Subsidiary Capitalization.  Except as set forth in Section
                   -------------------------
3.2(b) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Significant Subsidiaries have been validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of all liens, charges, claims or encumbrances or as imposed by applicable securities laws. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, there are no outstanding options, warrants, calls, subscriptions, or other rights, or other agreements or commitments, obligating any Significant Subsidiary of the Company to issue, transfer or sell any shares of its capital stock. There are no proxies outstanding with respect to any shares of capital stock of the Company's Subsidiaries.

             (c) Except as set forth in Section 3.2(c) of the Company Disclosure Schedule and interests in the Subsidiaries, neither the Company nor any Significant Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than non-controlling investments in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business).

     Section 3.3.  Authority Relative to This Agreement.
                   ------------------------------------

             (a)   Company Approvals.  The Company has full corporate power
                   -----------------
and authority to execute and deliver this Agreement and, subject to obtaining the necessary approval of this Agreement by the affirmative vote of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class (the "Stockholder Approval"), to consummate
                                        --------------------
the Transactions. The execution and delivery of this Agreement by the Company and the consummation of the Transactions have been duly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary for the execution and delivery of this Agreement by the Company and, subject to the filing of the Certificate of Merger pursuant to
Section 2.2 and obtaining the Stockholder Approval, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of each of Parent and Sub, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors rights generally or by general equitable principles.

             (b)   Other Authorizations.  Except as set forth in Section 3.3(b)
                   --------------------
of the Company Disclosure Schedule, other than in connection with, or in compliance with, applicable requirements of (i) the DGCL with respect to the filing of the Certificate of Merger, (ii) the Exchange Act (including, without limitation, the filing of the Proxy Statement), (iii) the requirements of the NMS, (iv) the HSR Act and (v) the Communications Act (including, without limitation, requirements related to the transfer of control licenses in connection with the operation of the Stations), no authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the execution and delivery of this Agreement and the consummation by the Company of the Transactions other than authorizations, consents and approvals the failure to obtain, or filings the failure to make, which would not, in the aggregate, have a Company Material Adverse Effect.

     Section 3.4.  No Violation.  None of the execution or delivery of
                   ------------
this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation by the Company of the Transactions will (a) subject to obtaining the Stockholder Approval, constitute a breach or violation of any provision of the Certificate of Incorporation or By-Laws of the Company,
(b) except as set forth in Section 3.4 of the Company Disclosure Schedule, constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the payment or performance required by, or result in the creation of any lien or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries or permit any person to require the Company or any Subsidiary to repurchase or repay any obligation under, any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which they or any of their respective properties or assets are bound, (c) constitute a violation of any order, writ, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to the Company, any of its Subsidiaries or any of their properties or assets, or
(d) except as set forth in Section 3.4 of the Company Disclosure Schedule, give any person the right to require the Company or any Subsidiary to purchase any assets from, or sell any assets to, such person or trigger any "change of control" provisions in any agreement to which the Company or any of its Subsidiaries is a party, other than, in the case of clauses (b), (c) and (d) above, such breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances or rights to require the Company or any Subsidiary to purchase or sell any assets or trigger any "change of control" provisions which, in the aggregate, would not have a Company Material Adverse Effect or as set forth in Section 3.4 of the Company Disclosure Schedule.

     Section 3.5.  SEC Reports; No Undisclosed Liabilities.  Since September
                   ---------------------------------------
30, 1995, the Company has filed all forms, reports and documents ("SEC Reports")
                                                                   -----------
with the SEC required to be filed by it pursuant to the Securities Act, and the Exchange Act and the SEC rules and regulations promulgated thereunder. True and correct copies of all such SEC Reports have been made available to Parent by the Company. All of the SEC Reports complied (as of their respective filing dates) in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the SEC rules and regulations promulgated thereunder. None of such SEC Reports (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited consolidated financial statements of the Company included in the SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise stated in such financial statements included in the Filed SEC Reports, including the related notes, and except that the interim financial statements do not contain all of the footnote disclosures required by generally accepted accounting principles) and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods then ended, subject, in the case of the interim unaudited financial statements, to normal year-end audit adjustments, which, except as disclosed in the Filed SEC Reports, would not be material in amount or effect. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, the consolidated financial statements of the Company or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of the Company as of December 31, 1996 or September 30, 1997; (ii) liabilities or obligations arising in the ordinary course of business consistent with past practice since September 30, 1997; (iii) liabilities or obligations which would not, individually or in the aggregate, have a Company Material Adverse Effect; (iv) liabilities or obligations related to this Agreement or the Transactions; and (v) payments required as a result of the consummation of the Merger under the acceleration provisions of the terms existing on the date hereof of the Company's employment agreements, severance agreements or Benefit Plans which would not, individually or in the aggregate, have a Company Material Adverse Effect. No Subsidiary of the Company is required to file any report or form with the SEC.

     Section 3.6.  Proxy Statement; Other Information.  None of the information
                   ----------------------------------
included or incorporated by reference in the letter to stockholders, notice of meeting, proxy statement and form of proxy, or the information statement (including, without limitation, the proxy or information statement containing information required by Regulation 14A under the Exchange Act, and, if applicable, Rule 13e-3 and Schedule 13E-3 under the Exchange Act), as the case may be, to be distributed to stockholders of the Company in connection with the Merger, or any schedules required to be filed with the SEC in connection therewith (collectively referred to herein as the "Proxy Statement"), if
                                                   ---------------
required, except information supplied by Parent or Sub in writing for inclusion in the Proxy Statement or in such schedules (as to which the Company makes no representation), will, as of the date the Proxy Statement is first mailed to such stockholders, and on the date of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation is made by the Company with respect to any forward-looking information which may have been supplied by the Company whether or not included in the Proxy Statement. The Proxy Statement will comply (at the time of its mailing) as to form in all material respects with the Exchange Act and the rules and regulations thereunder. The Company will promptly correct any statements in the Proxy Statement that to its knowledge have become false or misleading and take all steps necessary to cause such Proxy Statement as so corrected to be filed with the SEC and disseminated to the stockholders of the Company in accordance with applicable law.

     Section 3.7.  Compliance.
                   ----------

             (a) Except as disclosed by the Company in the SEC Reports filed with the SEC prior to the date hereof (the "Filed SEC Reports") or as set forth
                                            -----------------
in Section 3.7(a) of the Company Disclosure Schedule, the Company and its Subsidiaries hold all permits, licenses, waivers, exemptions, orders, franchises and approvals necessary for the lawful conduct of their respective businesses in the manner in which they are currently being conducted (including, but not limited to, those required under the Communications Act or the rules and regulations of the FCC (the "FCC Permits")), except where the failure to possess
                             -----------
the same would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of all FCC Permits, except where the failure to so comply would not have a Company Material Adverse Effect.

             (b) The FCC Permits are in full force and effect unimpaired by any condition that could have a material adverse effect on the financial condition, results of operations, or business of the Stations. Except as set forth in the Filed SEC Reports or identified in Section 3.7(b) of the Company Disclosure Schedule, no application, action or proceeding is pending for the renewal or modification of any of the FCC Permits and, except for actions or proceedings affecting television broadcast stations generally, no application, complaint, action or proceeding is pending or, to the Company's knowledge, threatened that is reasonably likely to result in (i) the denial of an application for renewal, (ii) the revocation, modification, non-renewal or suspension of any of the Station licenses and other material FCC Permits, (iii) the issuance of a cease-and-desist order, or (iv) the imposition of any administrative or judicial sanction with respect to any of the Stations, individually or in the aggregate, with respect to this clause (iv) that would have a Company Material Adverse Effect.

             (c) The Stations, their respective physical facilities, electrical and mechanical systems and transmitting and studio equipment (i) are being operated in all material respects in compliance with the specification of the applicable Station licenses and other material FCC Permits, and (ii) are being operated in all material respects in compliance with all material requirements of the Communications Act. The Company and the Stations have complied in all material respects with all requirements of the FCC and the Federal Aviation Administration with respect to the construction and/or alteration of the Company's antenna structures and "no hazard" determinations for each antenna structure owned by the Stations have been obtained.

     Section 3.8.  Absence of Certain Changes.  Except as set forth in the
                   --------------------------
Filed SEC Reports or identified in Section 3.8 of the Company Disclosure Schedule, since September 30, 1997 there has not been any material adverse change in the financial condition, results of operations or business of the Company and its Subsidiaries, taken as a whole.

     Section 3.9.  Certain Fees.  With the exception of the fees payable
                   ------------
to the Financial Advisor and SBI pursuant to the respective engagement letters dated July 17, 1997 and November 20, 1997 which have been delivered to Parent, neither the Company, any of its Subsidiaries nor any of their officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finder's fees or commissions to any brokers or finders in connection with the Transactions.

     Section 3.10. FCC Qualifications.  After due investigation, except for
                   ------------------
matters described in Section 3.10 of the Company Disclosure Schedule, the Company is not aware of any facts or circumstances related to the Company that are likely to prevent or delay prompt consent to the transfer of control applications (as described in Section 5.8(b)) to a qualified purchaser and the issuance of the FCC Order.

     Section 3.11. Section 203.  The Board of Directors of the Company
                   -----------
has approved this Agreement and the Merger. Section 203 of the DGCL has been rendered inapplicable to the consummation of the Merger and the other Transactions.

     Section 3.12.  Litigation.  Except as disclosed in the Filed SEC Reports
                    ----------
or identified in Section 3.12 of the Company Disclosure Schedule, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that could reasonably be expected, individually or together with any other action, suit, claim, hearing, investigation or proceeding arising out of or based upon the same or substantially the same facts or circumstances, to have a Company Material Adverse Effect.

     Section 3.13.  Intellectual Property.  Except as disclosed in the Filed SEC
                    ---------------------
Reports or identified in Section 3.13 of the Company Disclosure Schedules and except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect:

             (a) The Company or its Subsidiaries own or have the valid right to use all Intellectual Property used in or necessary for the conduct of their businesses as currently conducted or proposed by the Company to be conducted, free and clear of all liens, charges, claims or encumbrances and the Company has not granted to any third party a license to use the trademark "Telemundo" or any related logo, except as displayed or embedded as part of video programming licensed for exhibition to third parties or pursuant to the Affiliation Agreements or for customary cross-promotional or advertising purposes.

             (b) To the knowledge of the Company, (i) neither the Company's nor any Subsidiary's use of any Intellectual Property nor the conduct of the Company's nor any Subsidiary's business infringes any Intellectual Property rights of any third party, and no such claims have been asserted against the Company or any Subsidiary which have not been resolved, and (ii) no third party is materially infringing any of the Company's or any Subsidiary's Intellectual Property rights, and no such claims are pending or threatened by the Company or any Subsidiary against any third party.

    Section 3.14.  Labor Matters. Except as set forth in the Filed SEC Reports
                   -------------
or identified in Section 3.14 of the Company Disclosure Schedules, there is no labor strike, dispute, slowdown, work stoppage or lockout actually pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary and, since January 1, 1995, there has not been any such action. Except as set forth in the Filed SEC Reports or identified in Section 3.14 of the Company Disclosure Schedule, neither the Company nor any Subsidiary is a party to or bound by any collective bargaining, guild or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any Subsidiary. The Company and its Subsidiaries have at all times been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, and occupational safety and health, except where any failure to be in compliance could not reasonably be expected to have a Company Material Adverse Effect, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation which could reasonably be expected to have a Company Material Adverse Effect. There is no grievance or arbitration proceeding arising out of any collective bargaining or guild agreement or other grievance procedure relating to the Company or its Subsidiaries which could reasonably be expected to have a Company Material Adverse Effect.

     Section 3.15. Employee Benefit Plans:  ERISA
                   ------------------------------

             (a) Section 3.15(a) of the Company Disclosure Schedule sets forth a true and complete list of each material compensation plan and each other material "employee benefit plan" (within the meaning of Section 3(2) of ERISA)
          ---------------------
that is maintained or contributed to, or was maintained or contributed to, at any time since January 1, 1995, by the Company, any Subsidiary or by any trade or business, whether or nor incorporated, which together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERlSA (an "ERISA Affiliate") for the benefit of any employee, former employee, consultant,
 ---------------
officer, or director of the Company or any Subsidiary (a "Benefit Plan").
                                                          ------------

             (b)   Except as set forth in the Filed SEC Reports or identified in
Section 3.15(b) of the Company's Disclosure Schedule: (i) no Benefit Plan is a "multiemployer plan," as such term is defined in Section (3)(37) of ERISA, or a "multiple employer plan" within the meaning of Section 413(c) of the Code; (ii) each of the Benefit Plans is, and has always been, operated in all respects in accordance with the requirements of all applicable law; (iii) each of the Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to that effect; (iv) no Benefit Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; (v) neither the Company nor any ERISA Affiliate has incurred, directly or indirectly, any liability (including any material contingent liability) to or on account of a Benefit Plan pursuant to Title IV of ERISA; (vi) no proceedings have been instituted to terminate any Benefit Plan that is subject to Title IV of ERISA;
(vii) no "reportable event," as such term is defined in Section 4043(b) of ERISA, has occurred with respect to any Benefit Plan that is not reflected on an applicable annual report filed on behalf of such plan; and (viii) no condition exists that presents a risk to the Company or any ERISA Affiliate of incurring a liability to or on account of a Benefit Plan pursuant to Title IV of ERISA; provided, however, that the representations made in the foregoing clauses (ii) through (viii) of this Section 3.15(b) shall be deemed to be true and correct except to the extent that their untruth would, individually or in the aggregate, have a Company Material Adverse Effect.

             (c) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) there are no pending, or to the knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Benefit Plans, or any trusts related thereto or any trustee or administrator thereof, and (ii) no litigation or administrative or other proceeding (including, without limitation, any litigation or proceeding under Title IV of ERlSA) has occurred or, to the knowledge of the Company, is threatened involving any Benefit Plan or any trusts related thereto or any trustee or administrator thereof.

     Section 3.16.  Taxes  Except as set forth in Section 3.16 of the Company
                    -----
Disclosure Schedule:

             (a) Each of the Company and its Subsidiaries has filed all material tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file, have extensions granted that remain in effect or be complete and accurate in all respects, as applicable, would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and each of its Subsidiaries has paid (or the Company has paid on its behalf) all taxes shown as currently due on such tax returns and reports. The most recent financial statements contained in the SEC Reports reflect an adequate reserve for all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements in accordance with generally accepted accounting principles, and no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any Subsidiary that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a Company Material Adverse Effect. No requests for waivers of the time to assess any taxes against the Company or any Subsidiary have been granted and are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the SEC Reports, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a Company Material Adverse Effect.

             (b) As used in this Section 3.16 and in Section 5.1, "taxes" shall include all Federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax.

     Section 3.17.  Affiliation Agreements.  The Company has provided Parent
                    ----------------------
with access to true and correct copies of all affiliation agreements between the Company or any of its Subsidiaries and a television broadcast station pursuant to which such station has agreed to broadcast the network programming of the Company (the "Affiliation Agreements"). Each of the Affiliation Agreements is in
              ----------------------
full force and effect, is the valid and binding obligation of the parties thereto and is enforceable in accordance with its terms. The Company is not and, to the knowledge of the Company, no other party to any Affiliation Agreement is in material breach or default with respect to its obligations thereunder, or has given notice of, or, to the Company's knowledge, has any basis for, any action to terminate, cancel, rescind or procure a judicial reformation thereof.

     Section 3.18. Environmental Matters  The Company and its Subsidiaries
                   ---------------------
are in material compliance with all federal, state, and local laws governing pollution or the protection of human health or the environment ("Environmental
                                                                 -------------
Laws"), except in each case where noncompliance with Environmental Laws would
----
not reasonably be expected to have a Company Material

Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice with respect to the business of, or any property owned or leased by, the Company or any of its Subsidiaries from any Governmental Entity or third party alleging that the Company or any of its Subsidiaries is not in material compliance with any Environmental Law. To the knowledge of the Company, there has been no release of a "Hazardous Substance," as that term is defined in the
                          -------------------
Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
(S) 9601 et seq., in excess of a reportable quantity on any real property owned or leased by the Company or any of its Subsidiaries.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES
                               OF PARENT AND SUB

Parent and Sub represent and warrant and, with respect to the covenants contained in Section 4.4 only, covenant to the Company as follows:

     Section 4.1.  Organization.  Each of Parent and Sub is a corporation
                   ------------
duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation and is in good standing as a foreign corporation in each other jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to be in good standing or so to qualify would, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or businesses of Parent and Sub, taken as a whole.

     Section 4.2.  Authority Relative to This Agreement
                   ------------------------------------

             (a)  Parent and Sub Approvals.  Each of Parent and Sub has full
                  ------------------------
corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Sub and the consummation of the Transactions have been duly authorized by the respective Boards of Directors of Parent and Sub, and by Parent as the sole stockholder of Sub, and no other corporate proceedings on the part of Parent or Sub are necessary for the execution and delivery of this Agreement by each of Parent and Sub, the performance by each of Parent and Sub of their respective obligations hereunder and the consummation by each of Parent and Sub of the transactions so contemplated. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors rights generally or by general equitable principles.

             (b)   Other Authorizations.  Other than in connection with, or in
                   --------------------
compliance with, applicable requirements of (i) the DGCL with respect to the Transactions, (ii) the Exchange Act (including, without limitation, the filing of the Proxy Statement), (iii) the HSR Act and (iv) the Communications Act (including, without limitation, requirements related to the transfer of licenses in connection with the operation of the television stations owned and operated by the Company), no authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by Parent and Sub of the Transactions other than authorizations, consents and approvals the failure to obtain, or filings the failure to make, would not, in the aggregate, have a material adverse effect on the financial condition, results of operations or business of Parent and its Subsidiaries, taken as a whole, or on the ability of Parent and Sub to consummate the Transactions.

     Section 4.3.  No Violation.  Neither the execution or delivery of this
                   ------------
Agreement by Parent and Sub, the performance by Parent and Sub of their respective obligations hereunder nor the consummation by them of the Transactions will (a) constitute a breach or violation under the certificate of incorporation or by-laws of Parent or Sub or (b) constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Parent or any of its Subsidiaries is a party or by which they or any of their respective properties or assets are bound or (c) constitute a violation of any order, writ, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to Parent or Sub or any of their respective properties or assets, give any person the right to require Parent or Sub to purchase any assets from, or sell any assets to, such person or trigger any "change of control" provisions in any material agreement to which Parent or Sub is a party other than, in the case of clauses (b), (c) and (d) above, such breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of Parent and Sub, taken as a whole, or on the ability of Parent and Sub to consummate the Transactions.

     Section 4.4.  Proxy Statement.
                   ---------------

             (a) None of the information supplied in writing by Parent, Sub or their respective affiliates specifically for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed or at the time of the Special Meeting (as defined in Section 5.4) or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Special Meeting any event with respect to Parent or Sub, or with respect to information supplied by Parent or Sub for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, such documents, such event shall be so described to the Company in a timely manner.

            (b)  Parent Disclosure. The Parent Disclosure Documents, will (as of
                 -----------------
their respective filing dates) comply in as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the SEC rules and regulations promulgated thereunder. None of Parent Disclosure Documents will, at the time they are filed, at the time of any distribution thereof or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty will not apply to statements or omissions in the Parent Disclosure Documents based solely upon information furnished to Parent in writing by the Company specifically for use therein.

     Section 4.5  Financing.  Parent has received binding written commitments
                  ---------
(the "Equity Commitments") from its stockholders to contribute equity capital to
      ------------------
the Parent in the aggregate amount of $273,200,000 plus additional amounts necessary to fund the Additional Amount (if any) hereunder and Sub has received from Parent a binding written commitment from Parent that Parent will immediately thereafter contribute the Equity Commitments to Sub. The Equity Commitments include an unconditional commitment from each of the Parent Stockholders that an aggregate of $100,000,000 will be contributed to Parent, whether or not the Merger is consummated, to satisfy the obligations of Parent and Sub hereunder, including without limitation, claims made as a result of any breaches by Parent or Sub of the terms of this Agreement. Parent and Sub have or have access to the funds, or have, at the date hereof, binding written commitments from responsible financial institutions to provide Parent or Sub with the funds (the "Debt Commitment Letters") necessary, together with the
                     -----------------------
Equity Commitments, to consummate the Merger and the other Transactions and to provide working capital for the business of the Company, and to consummate the Transactions, including the payment of related fees and expenses. True and correct copies of all such financing commitments have previously been furnished to the Company along with letters from each of Parent Stockholders stating that the Company may rely on the Equity Commitments as if they were addressed to the Company. As of the date hereof, none of the Equity Commitments or commitments represented by the Debt Commitment Letters has been withdrawn and Parent and Sub do not know of any facts or circumstances existing at the date hereof that would result in any of the conditions contained in the Debt Commitment Letters not being satisfied.

     Section 4.6.  No Prior Activities.  Sub has not incurred, directly or
                   -------------------
indirectly, any material liabilities or obligations, except those incurred in connection with its organization or with the negotiation of this Agreement and the Transactions. Sub has not engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any person or entity, and is not subject to or bound by any material obligation or undertaking, that is not contemplated by or in connection with this Agreement and the Transactions.

     Section 4.7.  Surviving Corporation after the Merger. At the Effective Time
                   --------------------------------------
and after giving effect to any changes in the Surviving Corporation's assets and liabilities as a result of the Merger and after giving effect to the financing for the Merger and the use of proceeds therefrom, the Surviving Corporation will not (a) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair market value of its assets or because the present fair saleable value of its assets will be less than the amount required to pay its debts as they become due), (b) have unreasonably small capital with which to engage in its business or (c) have incurred or plan to incur debts beyond its ability to pay as they become absolute and matured.

     Section 4.8.  Certain Fees.  Neither the Parent or Sub nor any affiliates
                   ------------
thereof nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability required to be paid by the Company prior to the Closing for any financial advisory, brokerage or finder's fees or commissions to any brokers or finders in connection with the Transactions.

     Section 4.9.  FCC Qualifications.  Parent and Sub, to their knowledge after
                   ------------------
consulting with regulatory counsel and based on the FCC's current practice and precedent, are, for purposes of obtaining the FCC Order, legally, technically, financially and otherwise qualified to acquire control of the Company, and Parent and Sub are not aware of any facts or circumstances related to Parent or Sub that are likely to prevent consent to the transfer of control applications (as described in Section 5.8(b)) and issuance of the FCC Order. Parent's equity ownership is structured as described in the bid letter dated November 17, 1997 and delivered by Parent and Sub to the Financial Advisor on behalf of the Company. Parent and Sub, to their knowledge after consulting with regulatory counsel, are not aware, except for the continuation of existing waivers, that any waiver of any FCC rule or policy is necessary to be obtained for the grant of the applications for transfer of control of the Company to Parent and Sub, nor will processing pursuant to any exception to any rule of general applicability be requested or required in connection with the consummation of the Transactions.

                                  ARTICLE  V.
                                   COVENANTS

     Section 5.1.  Conduct of Business of the Company.  Except as expressly
                   ----------------------------------
contemplated by this Agreement or as set forth in Section 5.1 of the Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of its Subsidiaries to, conduct its respective operations according to its ordinary and usual course of business and consistent with past practice and use reasonable efforts to (i) preserve intact its business organizations' goodwill, (ii) keep available the services of its present officers and key employees, and (iii) preserve the goodwill and business relationships with suppliers, distributors and others having business relationships with it. Without limiting the generality of the foregoing, and except as expressly contemplated by this Agreement or as set forth in Section 5.1 of the Company Disclosure Schedule, prior to the Effective Time, the Company will not, and the Company will cause its Subsidiaries not to, without the prior written consent of Parent (such consent, except in the cases of clauses (a), (h) and (i) below, not to be unreasonably withheld):

             (a) issue, sell, pledge or otherwise dispose of, grant or otherwise create any additional shares of, or authorize or propose the issuance, sale, pledge, disposal, grant or creation of any shares of capital stock of the Company and its Subsidiaries, or securities convertible into or exchangeable for such shares, or any rights, warrants or options to acquire such shares or other convertible or exchangeable securities, other than the issuance of Shares pursuant to the exercise of Options or Warrants as outstanding on the date hereof or otherwise issuable pursuant to the automatic grant provisions of the 1996 Plan as in effect on the date hereof, relating to director options;

             (b) purchase, redeem or otherwise acquire or retire, or offer to purchase, redeem or otherwise acquire or retire, any shares of its capital stock, other than in transactions between the Company and its wholly-owned subsidiaries and any required repurchases of options or stock upon termination of employment to the extent required by agreements in effect on the date hereof;

             (c) declare, set aside, make or pay any dividend or distribution, payable in cash, stock, property or otherwise, on any shares of its capital stock (other than dividends paid by wholly-owned Subsidiaries of the Company to the Company);

             (d) other than with respect to intercompany payables and receivables and intercompany debt, incur or become contingently liable with respect to any indebtedness or guarantee of any indebtedness or issue any debt securities other than indebtedness incurred to finance working capital requirements in the ordinary course of business consistent with past practice;

             (e) merge, consolidate with or consummate any other business combination with any person or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity;

             (f) sell, lease, license (other than exhibition licenses entered into in the ordinary course of business consistent with past practice), mortgage, transfer or otherwise dispose of any properties or assets which are material to the Company and its Subsidiaries, taken as a whole;

             (g) except as disclosed in Section 5.1 of the Company Disclosure Schedule or as may be required by applicable law or by contracts existing as of the date hereof, (i) increase the compensation payable or to become payable to its officers or employees, except for non-officer employees and production and talent personnel, increases in the ordinary course of business consistent with past practice; (ii) enter into any written employment agreement with any employee, except in the ordinary course of business which, in any event, shall be terminable, without penalty, on not more than six months notice; (iii) grant any severance or termination pay to any director, officer or employee inconsistent with Company policy; or (iv) establish, adopt, enter into, terminate, withdraw from or amend in any material respect or take any action to accelerate any rights or benefits under any collective bargaining agreement, any stock option plan, or any material Benefit Plan;

             (h) enter into any programming commitment other than in the ordinary course of business consistent with past practice;

             (i) enter into any local marketing, joint marketing or similar agreements, modify or amend any such existing agreements on terms less favorable to the Company than such existing agreements, if such terms would, individually or in the aggregate, have a Company Material Adverse Effect;

             (j) incur any commitments for capital expenditures (as such term is used in accordance with generally accepted accounting principles) in excess of $10,000,000 in any twelve month period.

             (k) incur any obligations to make any payment of, or in respect of, any tax, except in the ordinary course of business consistent with past practice, settle any material tax audit, make or change any tax election or file any amended tax returns; in each case other than (i) in connection with the current audit of the Company's federal income tax returns for the years ended December 31, 1994 and December 31, 1995, details of which have previously been provided to representatives of Parent or Sub and (ii) obligations and actions which action would not result in a Company Material Adverse Effect;

             (l) cancel or waive any claim or right of substantial value or settle any material pending litigation;

             (m) enter into any paid programming or infomercial agreement or any agreement granting any person the right to program any block of network or local time, in each case which is not terminable at the Company's discretion upon not more than 30 days notice or which does not extend beyond June 30, 1998;

             (n) except as set forth in Section 5.1 of the Company Disclosure Schedule or in the ordinary course of business consistent with past practice, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) before they are due or fail to pay accounts payable in accordance with their terms;

             (o) propose or adopt any amendments to its certificate of incorporation or by-laws;

             (p) agree, in writing or otherwise, to take any of the foregoing actions; or

             (q) take, or agree or commit to take, any action that would make any representation or warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time or result in any of the conditions to the Merger set forth in this Agreement not being satisfied.

     Section 5.2.  Access to Information.
                   ---------------------

             (a)   General.  So long as this Agreement has not been terminated,
                   -------
between the date of this Agreement and the Effective Time, the Company will give Parent and its authorized representatives reasonable access during normal business hours to all offices, stations, studios, production facilities and other facilities and to all books and records of it and its Subsidiaries, will permit Parent to make such inspections as it may reasonably require and will cause its officers and those of its Subsidiaries to furnish Parent (at such time as it would otherwise become available in the ordinary and usual course of business and consistent with past practice) with such financial and operating data and other information (consistent with that which is currently being prepared by the Company) with respect to the business and properties of the Company and its Subsidiaries as Parent may from time to time reasonably request.

             (b)  Confidentiality. Subject to any additional requirements of law
                  ---------------
(including, without limitation, FCC regulations) and the terms of the Confidentiality Agreement, Parent and Sub (i) will hold and will cause their respective representatives, advisors and financing sources to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the written opinion of its counsel with a copy sent to the Company, by other requirements of law, all documents and information concerning the Company and its Subsidiaries furnished to Parent, Sub or any of their respective representatives, advisors and financing sources in connection with the Transactions, provided, however, that, prior to any disclosure pursuant to the foregoing, Parent shall notify the Company and afford the Company an opportunity to obtain a protective order against such disclosure (except to the extent that such information can be shown to have been (x) previously known by Parent, (y) in the public domain through no fault of Parent, its representatives or advisors or (z) later lawfully acquired by Parent from other sources, unless Parent knows that such other sources are not entitled to disclose such information) and (ii) will not release or disclose such information to any other person, except in connection with this Agreement to (1) its auditors, attorneys, financial advisors and other representatives and advisors with a need to know such information and (2) responsible financial institutions in connection with obtaining the financing contemplated by Section 4.5 hereof, provided that such person shall have first been advised of the confidentiality provisions of this
Section 5.2 and the Confidentiality Agreement and agreed to be bound thereby.
If the Transactions are not consummated, such confidence shall be maintained except to the extent such information can be shown to have been (i) previously known by Parent, (ii) in the public domain through no fault of Parent, its representatives or advisors or (iii) later lawfully acquired by Parent from other sources, unless Parent knows that such other sources are not entitled to disclose such information and, if requested by the Company, Parent will return to the Company all copies of information furnished by the Company to Parent or its agents, representatives, advisors or financing sources, or derived therefrom, or shall in writing confirm the destruction of such information.

     Section 5.3.  No Solicitation.
                   ---------------

             (a) The Company shall not, nor shall it permit any of its Subsidiaries, or any officer, director, employee, agent or representative of the Company or any of its Subsidiaries (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries) (collectively, "Representatives"), directly or indirectly, to (i)
                              ---------------
initiate, solicit or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of assets representing a substantial portion of the assets of the Company and its Subsidiaries, taken as a whole, or a sale of shares representing 20% or more of the capital stock of the Company, including, without limitation, by way of a tender offer or exchange offer by any person for 20% or more of the shares of capital stock of the Company, other than the Merger and the other transactions contemplated by this Agreement (the "Transactions") (any of the foregoing inquiries or proposals
                ------------
being referred to in this Agreement as an "Alternative Proposal"), (ii) engage
                                           --------------------
in negotiations or discussions concerning, or provide to any person or entity any non-public information or data relating to the Company or any of its Subsidiaries for the purposes of, or otherwise cooperate with or assist or participate in, facilitate or encourage, any inquiries relating to or the making of any Alternative Proposal, (iii) agree to, approve or recommend any Alternative Proposal or (iv) take any other action inconsistent with the obligations and commitments of the Company pursuant to this Section 5.3; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Alternative Proposal (for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company's board of directors after consultation with the Company's financial advisor, is reasonably capable of being obtained) to the Company or its stockholders from persons other than Parent and its affiliates (a "Third Party"), if and only to the extent that (1) the Board of Directors of the
 -----------
Company, by action of a majority of the members of the Board of Directors who are not affiliated with either the Parent or the person making such Alternative Proposal or their respective affiliates, determines in good faith, after consultation with the Company's outside counsel and its financial advisors, that
(x) such Alternative Proposal is more favorable from a financial point of view to the Company's stockholders than the Merger and the other Transactions and (y) failure by the Board of Directors to furnish such information to or enter into discussions or negotiations with such Third Party could reasonably be expected to result in a breach of its fiduciary duties to the Company's stockholders under applicable law, and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Third Party, the Board of Directors of the Company receives from such person or entity an executed confidentiality agreement with terms no less favorable to such party than those contained in the Confidentiality Agreement; or (B) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal or making any other public disclosure that, based upon advice of the Company's outside counsel, the Board of Directors determines in its good faith judgment is required by applicable law, rule or regulation; provided, that prior to making any such other public disclosure the Company shall to the extent reasonably practicable inform the Parent that it intends to make such disclosure. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Company or its Representatives with any parties conducted heretofore with respect to any of the foregoing.

             (b) The Company shall (i) promptly notify the Parent in writing after receipt by the Company or its Representatives of any Alternative Proposal or any inquiries indicating that any person is considering making or wishes to make an Alternative Proposal, (ii) promptly notify the Parent in writing after receipt of any request for non-public information relating to the Company or any of its Subsidiaries or for access to the Company's or any of its Subsidiaries' properties, books or records by any person that, to the Company's knowledge, may be considering making, or has made, an Alternative Proposal and (iii) keep the Parent advised of the status and principal terms of any such Alternative Proposal, indication or request.

     Section 5.4.  Stockholders' Meeting.
                   ---------------------

             (a)   General.  The Company shall, in accordance with its charter
                   -------
documents:

             (i) duly call, give notice of, convene and hold an annual or special meeting (the "Special Meeting") of its stockholders as soon as
                      ---------------
practicable for the purpose of considering and taking action upon this Agreement;

             (ii) subject to its fiduciary duties under applicable law as advised in writing by counsel, include in the Proxy Statement the recommendation of its Board of Directors that stockholders of the Company vote in favor of the approval and adoption of this Agreement and the Transactions contemplated hereby; and

             (iii) use its reasonable best efforts (x) (1) to obtain and furnish the information required to be included by it in the Proxy Statement, (2) to file the Proxy Statement with the SEC, (3) to respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and (4) to cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time and (y) subject to its fiduciary duties under applicable law as advised in writing by counsel, to obtain the Stockholder Approval.

             (b)   Parent Disclosure Documents. As soon as practicable after the
                   ---------------------------
date of this Agreement, Parent and/or Sub shall file (separately, or as part of the Proxy Statement) with the SEC, if required, a Rule 13E-3 Transaction Statement with respect to the Merger (together with any supplements or amendments thereto, the "Parent Disclosure Documents"). Each of Sub and Parent
                         ---------------------------
agrees to correct any information provided by it for use in the Sub Disclosure Documents if and to the extent that it shall have become false or misleading in any material respect. Sub agrees to take all steps necessary to cause the Sub Disclosure Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given reasonable opportunity to review and comment on each Sub Disclosure Document prior to its being filed with the SEC.

             (c)   Voting of Shares by Parent and Sub. Parent agrees that, at
                   ----------------------------------
the Special Meeting, all Shares owned by Parent, Sub or any other affiliate of Parent will be voted in favor of the Merger.

     Section 5.5.  Cooperation.  Subject to the terms and conditions
                   -----------
herein provided (including, without limitation, Section 5.8), each of the parties hereto agrees to use its reasonable best efforts (a) to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions including, without limitation, (i) promptly making their respective filings, and thereafter using their reasonable best efforts promptly to make any required submissions, under the HSR Act and (ii) promptly making any filings that are required to be made or seeking any consents, approvals, permits or authorizations that are required to be obtained under any other federal, state or foreign law or regulation (including those required under the Communications Act and by the FCC as are more fully described in
Section 5.8 of this Agreement) and (b) to refrain from taking, directly or indirectly, any action that would result in a breach of this Agreement. Parent shall notify the Company and keep it reasonably apprised of developments relating to its ability to satisfy the conditions set forth in Sections 6.1(d), 6.2(d) and 6.2(e). In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their respective reasonable best efforts to take all such necessary action.

     Section 5.6.  Public Announcements.  Parent, Sub and the Company will
                   --------------------
consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any securities exchange or similar authority (in which case prior notice of at least 24 hours by the Company to Parent or by Parent or Sub to the Company, as applicable, of such issuance of a press release or making of a public statement shall be required).

     Section 5.7.  Indemnification and Insurance.
                   -----------------------------

             (a)   Continuation of Charter Obligations. The Company shall and
                   -----------------------------------
from and after the Effective Time, Parent and the Surviving Corporation shall, maintain the right to indemnification and exculpation of officers and directors provided for in the Certificate of Incorporation and By-Laws of the Company as in effect on the date hereof, with respect to indemnification and exculpation for acts and omissions occurring prior to the Effective Time, including, without limitation, the Transactions.

             (b)   Continuation of D&O Insurance. For six years after the
                   -----------------------------
Effective Time, Parent or the Surviving Corporation shall maintain officers' and directors' liability insurance covering the persons who are presently covered by the Company's officers' and directors' liability insurance policies (copies of which have heretofore been delivered to Parent) with respect to actions and omissions occurring prior to the Effective Time, on terms which are not materially less favorable, in the aggregate, than the terms of such current insurance in effect for the Company on the date hereof.

             (c)   Indemnification. The Company shall and from and after the
                   ---------------
Effective Time, the Surviving Corporation shall, (i) to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director and officer of the Company (collectively, the "Indemnified
                                                               -----------
Parties") against any costs or expenses (including attorneys' fees), judgments,
-------
fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission occurring prior to the Effective Time (including, without limitation, any claim, action, suit, proceeding or investigation arising out of or pertaining to the Transactions (a "Claim")) and (ii) in the event of any such Claim (whether
                 -----
arising before or after the Effective Time), upon receipt from the Indemnified Party to whom expenses are advanced of an undertaking to repay such advances required under the DGCL, advance expenses to each such Indemnified Party, including the payment of the fees and expenses of counsel selected by such Indemnified Party, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, as the case may be, promptly after statements therefor are received, provided, that the Company shall not, in connection with any one Claim or separate but substantially similar or related Claims, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and provided, further, that the Company shall be entitled to participate in the defense thereof, and (iii) cooperate fully in the defense of any such matter. Promptly after receipt by an Indemnified Party of notice of any Claim as to which such persons intends to seek indemnification hereunder, such person shall give notice thereof to the Company; except that the failure to promptly give notice of any such Claim to the Company shall not affect such persons right to indemnification, unless the Company's ability to defend the Claim is materially impaired as a result. Neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

             (d)   Eligibility for Indemnification. Notwithstanding any
                   -------------------------------
provision to the contrary contained in the Certificate of Incorporation or By-Laws of the Company as in effect on the date hereof, any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the DGCL, under such charter provisions shall be made by independent counsel selected by the Indemnified Party and reasonably acceptable to the Company, Parent, Sub or the Surviving Corporation, which shall pay such counsel's fees and expenses (it being agreed that neither the Company, Parent, Sub nor the Surviving Corporation shall challenge any such determination by such independent counsel which is favorable to an Indemnified Party).

             (e)   Survival. This Section 5.7 shall survive the Closing, is
                   --------
intended to benefit the Company, Parent, Sub or the Surviving Corporation and each of the Indemnified Parties (each of whom shall be entitled to enforce this Section 5.7 against the Company, Parent or the Surviving Corporation, as the case may be) and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

             (f)   Merger, Assignment, etc.  In the event Parent, the Surviving
                   -----------------------
Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation assume the obligations set forth in this Section 5.7.

     Section 5.8.  FCC Covenants.
                   -------------

             (a) Each of Parent and Sub shall use its reasonable best efforts to take, or cause to be taken, all action and to do or satisfy, or cause to be done or satisfied, all things and conditions necessary, proper or advisable to obtain the FCC Order and to satisfy all conditions and take all actions required thereby, in each case so as to come into compliance with FCC requirements and to consummate the Merger as promptly as practicable; provided, however, this
Section 5.8 shall not be interpreted as obligating Parent, Sub, any Parent Stockholder or any affiliates thereof, to consent to the imposition of any condition or restriction set forth in Section 6.1(d) hereof; provided, further, that Parent and Sub shall make all reasonable modifications and adjustments to their respective relationships and arrangements among the Parent Stockholders (including the grant of proxies to other Parent Stockholders with respect to general voting rights) with respect to Parent that are required in order to obtain an Acceptable FCC Order, so long as such modifications and adjustments do not modify in any material respect the contemplated minority stockholder protective provisions or modify in any material respect the economic arrangement among and between the Parent Stockholders. The Company shall also use such efforts, but shall not be required to take any action that would be effective prior to the Effective Time.

             (b) As promptly as practicable, following the date of this Agreement (but in no event later than January 1, 1998), the Company and Parent and Sub shall prepare and file with the FCC all necessary applications for approval of the Merger and the other Transactions. Without limiting the foregoing, the Company, Parent and Sub shall submit to the FCC an application to be filed on FCC Form 315 pursuant to the Communications Act.

     Section 5.9.  Notification of Certain Matters.  Between the date of this
                   -------------------------------
Agreement and the consummation of the Merger, the Company will promptly notify Parent and Sub in writing if it becomes aware of any fact or condition that causes or constitutes a breach of its representations and warranties as of the date of this Agreement, or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition which would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Notwithstanding the foregoing provisions of this Section 5.9, no party shall be required to give notice with respect to events that are reported in the financial or general interest newspapers that do not specifically relate to such party or the Transactions.

     Section 5.10.  Employee Benefits.  Parent agrees to honor, and from and
                    -----------------
after the Effective Time shall cause the Surviving Corporation to honor, in accordance with their respective terms as in effect on the date hereof, the employment, severance, bonus, and commission agreements and similar arrangements to which the Company is a party which are set forth in Section 5.10 of the Company Disclosure Schedule.

     Section 5.11.  Acknowledgment of Parent and Sub. Parent and Sub acknowledge
                   --------------------------------
that any projections prepared by the Company and provided to Parent and/or Sub as part of the due diligence process were and are merely estimates made by the Company as of the time they were provided and Parent and Sub have in no way relied on any such projections. Parent and Sub agree and acknowledge that neither the Company nor any of its affiliates has made or is making any representation or warranty as to the accuracy or completeness of the Confidential Information Memorandum furnished by the Financial Advisor on behalf of the Company or any supplement thereto provided by such person. Without limiting the foregoing, Parent and Sub agree and acknowledge that the only representations and warranties made by the Company with respect to the Transactions are those representations and warranties contained in this Agreement (together with the exceptions to such representations and warranties set forth in the Company Disclosure Schedule) and only those representations and warranties have and will have any legal effect following the date hereof which effect will continue solely to the extent specifically set forth herein.

     Section 5.12.  Renewal.  To the extent permitted by FCC regulations,
                    -------
with respect to each Affiliation Agreement which requires that a notice be given, or other action be taken, prior to the Effective Time in order to exercise the Company's option to extend the scheduled expiration date of, or otherwise renew, such Affiliation Agreement, the Company shall consult with Parent with respect thereto and shall give such notice and shall take such other action unless, after such consultation, Parent shall otherwise agree in writing.

                                  ARTICLE VI.
                    CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 6.1.  Conditions to Each Party's Obligation To Effect the Merger
                   ----------------------------------------------------------
The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where legally permissible, prior to the Effective Time of the following conditions:

             (a) Stockholder Approval of this Agreement shall have been obtained;

             (b) No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which restrains, enjoins or otherwise prohibits the consummation of the Merger; provided, however, that the Company, Parent and Sub shall use their reasonable best efforts to have any such order, decree or injunction vacated;

             (c) The applicable waiting period under the HSR Act shall have expired or been terminated; and

             (d) The FCC Order shall have been obtained without the imposition of any conditions or restrictions that (i) seek to prohibit or limit the ownership or operation by any of the Parent Stockholders or the Surviving Corporation or any portion of its or their respective businesses or assets, or to compel any Parent Stockholder or the Surviving Corporation to dispose of or hold separate any portion of their business or assets, (ii) seek to impose material limitations on the ability of any Parent Stockholder to acquire or hold equity interests of the Parent, exercise the minority protective provisions contemplated by the Parent or modify in any material respect the economic arrangement among and between the Parent Stockholders, (iii) seek to prohibit any Parent Stockholder from effectively controlling in any respect any of the business or operations of such Parent Stockholder, or (iv) which otherwise is reasonably likely to adversely effect the financial condition, results of operations or business of any Parent Stockholder, the Parent or the Surviving Corporation, that, in the case of conditions or restrictions of the type referred to in clauses (i), (ii) or
(iii), are not acceptable to Parent in its sole discretion ("Acceptable FCC
                                                             --------------
Order").
-----

     Section 6.2.  Conditions to the Obligation of Parent and Sub to Effect the
                   ------------------------------------------------------------
Merger.  The obligation of Parent and Sub to effect the Merger are subject
------
to the satisfaction or waiver, where legally permissible, prior to the Effective Time of the following conditions:

             (a) The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or as specifically set forth below) as of immediately before the Effective Time, except as otherwise contemplated by this Agreement, and the Company shall have performed all obligations required to be performed by it at or prior to the Effective Time, except to the extent the failure of such representations and warranties to be true and correct as of immediately before the Effective Time or the failure to perform obligations hereunder would not, individually or in the aggregate, have a Company Material Adverse Effect. Notwithstanding the foregoing, on June 30, 1998, the Company shall deliver a certificate signed on behalf of the Company by the chief financial officer of the Company certifying that, in the good faith judgment of such officer upon inquiry of the other officers of the Company (Vice President level and above), on such date such officer believes that the representation and warranty of the Company contained in Section 3.8 hereof is true and correct, as if made at that date (a "Company
                                                                       -------
Complying Certificate") or, if such representation and warranty is not true and
---------------------
correct, then stating with specificity in what respect such representation is not true and correct (a "Non-Complying Certificate"). If on June 30, 1998, the
                         -------------------------
Company shall have delivered a Complying Certificate, then, from and after June 30, 1998, the representation in Section 3.8 shall be deemed to be true and correct, except as may be specifically set forth below. If the Company shall have delivered a Non-Complying Certificate then the representation and warranty contained in Section 3.8 shall, to the extent of the matters so noticed, be deemed not to be satisfied unless such matters shall have been cured. Notwithstanding the foregoing, if (i) within 15 days of the delivery of a Company Complying Certificate or a Company Non-Complying Certificate, as applicable, the chief financial officer of Parent delivers a certificate to the Company certifying that in the good faith judgment of such officer upon reasonable inquiry, such officer believes, as of June 30, 1998, that the representation and warranty of the Company set forth in Section 3.8 is not true and correct, stating with specificity in what respect such representation is not true and correct (the "Parent Response") and (ii) the Company shall confirm in
                       ---------------
writing that such matter renders such representation not true and correct (an "Affirmed Condition"), then the representation and warranty of the Company
 ------------------
contained in Section 3.8 shall be deemed not to be satisfied, to the extent of the Affirmed Condition, unless the Affirmed Condition shall be cured. If the Company does not confirm in writing that any matter contained in the Parent Response renders the representation and warranty made in Section 3.8 not true and correct (a "Non-
                                                                         ----
Affirmed Condition"), each of the parties hereby reaffirms that it shall retain
------------------
its right to exercise any and all remedies and/or defenses available to it with respect to such Non-Affirmed Condition. If cured prior to December 31, 1998, no matter set forth in a Company Non-Complying Certificate or a Parent Response shall thereafter render the representation and warranty of the Company set forth in Section 3.8 to be not true and correct, and upon cure, each such matter shall be deemed waived. In no event shall any matter arising after June 30, 1998 or not set forth in a Company Non-Complying Certificate or Parent Response be deemed to render the representation and warranty of the Company set forth in
Section 3.8 not true and correct. No Additional Amount shall accrue or be payable with respect to any period beginning on the date on which all of the conditions set forth in Section 6.1 and 6.2 hereof have been finally satisfied and ending on the date on which all matters that are specified in any Non-Complying Certificate or are Affirmed Conditions are cured.

             (b) Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect of clause (a) above;

             (c) Subject to the provisions of Section 5.12 of this Agreement, the Company shall have exercised its option to extend any Affiliation Agreement which the Company or any Subsidiary has the option to extend and which expires (or which requires notice to be given or other action to be taken in order to so extend such Affiliation Agreement) prior to the Effective Time, or, after consulting with Parent, shall have executed an Affiliation Agreement in such market with a comparable affiliate;

             (d) The FCC Order shall not have been reversed, stayed, enjoined, annulled or suspended; or

             (e) The Parent shall have obtained funds pursuant to the Debt Commitment Letters (or such alternative financing as is reasonably acceptable to the Parent) sufficient, together with the Equity Commitments (the provision of which is not a condition to the respective obligations of Parent and Sub to effect the Merger), to perform its obligations under this Agreement, to provide working capital for the business of the Company, and to consummate the Transactions, including the payment of related fees and expenses.

     Section 6.3.  Conditions to the Obligation of the Company to Effect the
                   ---------------------------------------------------------
Merger.  The obligation of the Company to effect the Merger are subject to the
------
satisfaction or waiver, where legally permissible, prior to the Effective Time of the following conditions:

             (a) The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of immediately before the Effective Time, except as otherwise contemplated by this Agreement, and Parent and Sub shall have performed all obligations required to be performed by them at or prior to the Effective Time, except to the extent the failure of such representations and warranties to be true and correct as of immediately before the Effective Time or the failure to perform obligations hereunder would not, individually or in the aggregate, have a Company Material Adverse Effect;

             (b) The Company shall have received a certificate signed on behalf of Parent and Sub by their respective chief executive officers and the chief financial officers to the effect of clause (a) above.

                                 ARTICLE VII.
                         TERMINATION; AMENDMENT; WAIVER

     Section 7.1.  Termination.  This Agreement may be terminated and the
                   -----------
Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

             (a) by mutual written consent duly authorized by the boards of directors of Parent and the Company;

             (b) subject to Section 7.4(b), by the Company or the Parent if the Effective Time shall not have occurred on or before December 31, 1998; provided, however, that the right of the Company or the Parent to terminate this Agreement pursuant to this Section 7.1(b) shall not be available in the event that the Company's or the Parent's, as the case may be, failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

             (c) by Parent or the Company if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

             (d) by the Company or the Parent, if, at the Special Meeting (including any adjournment or postponement thereof) called pursuant to Section
5.4 hereof, the Stockholder Approval shall not have been obtained; or

             (e) by the Company, subject to Section 7.2, if the Board of Directors of the Company shall concurrently approve, and the Company shall concurrently enter into, a definitive agreement providing for the implementation of a Superior Offer, provided, however, that (i) the Company is not then in breach of Section 5.3, (ii) the Board of Directors of the Company shall have complied with Section 7.2 in connection with such Superior Offer, and (iii) the Company shall simultaneously make the payments required by Section 7.4(a). For purposes of this Agreement, "Superior Offer" means an Alternative Proposal which
                             --------------
is superior from a financial point of view to the Company's stockholders (other than any stockholders affiliated with the Parent) to the Merger and the other Transactions contemplated hereby and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company's board of directors after consultation with the Company's financial advisors is reasonably capable of being obtained.

     Section 7.2.  Certain Actions Prior to Termination.  The Company shall
                   ------------------------------------
provide to the Parent written notice of its intention to terminate this Agreement pursuant to Section 7.1(e) advising the Parent (a) that the Board of Directors of the Company has determined, by action of a majority of the members of the Board of Directors of the Company who are not affiliated with either the Parent or the person making such Alternative Proposal or their respective affiliates, that such Alternative Proposal is a Superior Offer and that, in the exercise of its good faith judgment as to fiduciary duties to stockholders under applicable law, after consultation with the Company's outside legal counsel, failure by the Board of Directors to terminate this Agreement could reasonably be expected to result in a breach of such duties and (b) as to the material terms of any such Alternative Proposal. At any time after the fifth business day following receipt of such notice, the Company may terminate this Agreement as provided in Section 7.1(e) only if the Board of Directors of the Company determines, by action of a majority of the members of the Board of Directors of the Company who are not affiliated with either the Parent or the person making such Alternative Proposal or their respective affiliates, that failure by the Board of Directors to terminate this Agreement continues to be reasonably expected to result in a breach of its fiduciary duties to stockholders under applicable law (which determination shall be made in light of any revised proposal made by the Parent prior to the expiration of such five business day period) and concurrently enters into a definitive agreement providing for the implementation of such Alternative Proposal.

     Section 7.3.  Effect of Termination.  In the event of termination of
                   ---------------------
this Agreement by the Company or the Parent as provided in Section 7.1 hereof, this Agreement shall forthwith become void (except as set forth (i) in the last sentence of Section 5.2(b), (ii) in Sections 7.4, 8.2, 8.3, 8.4 and 8.9 and
(iii) in this Section 7.3); provided that no party hereto shall be relieved from liability for any breach of this Agreement.

     Section 7.4.  Termination Fees.
                   ----------------

             (a) If this Agreement is terminated pursuant to (a) Section 7.1(d) or (b) Section 7.1(e), and if the Company is not at that time entitled to terminate this Agreement by reason of Section 7.1(b) or 7.1(c), then the Company shall promptly (and in any event within two days of receipt by the Company of written notice from the Parent) pay to the Parent (by wire transfer of immediately available funds to an account designated by the Parent) concurrently with the execution of a definitive agreement with respect to any Alternative Proposal, a termination fee of $15,000,000 plus an amount equal to documented fees and expenses incurred by or on behalf of the Parent and its affiliates and investors in connection with this Agreement and the Transactions up to an aggregate maximum amount of $2,500,000; provided, however, that the Company shall not be obligated to pay such fee to the Parent if this Agreement is terminated pursuant to Section 7.1(d) unless (a)(i) at the time of the Company Meeting, the Company has received an Alternative Proposal (a "Pending Proposal")
                                                              ----------------
or (ii) prior to the termination of this Agreement the Board of Directors of the Company shall have withdrawn, or modified in a manner adverse to the Parent, its approval or recommendation of the Merger and the other Transactions, and (b) within one year after the termination of this Agreement, the Company enters into a definitive agreement or otherwise consummates with any person such or any other Alternative Proposal, and, provided, further, that if such termination fee becomes payable as a result of a termination pursuant to Section 7.1(d), then such termination fee shall be paid promptly following the earlier of the execution of such definitive agreement providing for an Alternative Proposal and the consummation of an Alternative Proposal, as the case may be.

             (b) If (i) this Agreement is terminated pursuant to (i) Section 7.1(b) and (ii) Parent is not at that time entitled to terminate this Agreement by reason of Section 7.1(c) or 7.1(d), and (iii) Parent has not received an Acceptable FCC Order, and (iv) the conditions set forth in Sections 6.1(c) and 6.2(a), (b), (c) and (e) have been, or if the FCC Order had been obtained, would have been, otherwise satisfied, then Parent shall promptly (and in any event within two days of receipt by Parent of written notice from the Company) pay to the Company (by wire transfer of immediately available funds to an account designated by the Company) a termination fee of $17,500,000; provided, however, that Parent shall not be obligated to pay such fee to the Company if the sole reason that Parent and Sub have failed to obtain the Acceptable FCC Order is due to changes, after the date hereof, in the Communications Act or the rules and regulations of the FCC, in effect as of the date hereof (except those which have been proposed in formal rulemaking proceedings and have been subject to public comment prior to the date hereof).

     Section 7.5  Amendment.  To the extent permitted by applicable law,
                  ---------
this Agreement may be amended by action taken by the Company, Parent and Sub (and the stockholders of the Company, if required by applicable law) at any time before or after adoption of this Agreement by the Company's stockholders; provided, however, that after the adoption of this Agreement by the Company's stockholders, no amendment shall be made which decreases the price per Share, changes the form of consideration to be received by the holders of Shares in the Merger or which adversely affects the rights of stockholders of the Company hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

     Section 7.6.  Extension; Waiver.  At any time prior to the Effective Time,
                   -----------------
the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein unless waiver is unlawful or specifically prohibited. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII.
                                 MISCELLANEOUS

     Section 8.1.  Non-Survival of Representations, Warranties and Agreements.
                   ----------------------------------------------------------
The representations and warranties made herein shall terminate at the Effective Time or the earlier termination of this Agreement pursuant to Section 7.1 as the case may be; provided, however, that if the Merger is consummated, Sections 2.10, 2.11, 5.5 (with respect to the last sentence thereof), 5.7 and 5.10 will survive the Effective Time to the extent contemplated by such sections, and provided further that the last sentence of Section 5.2(b) and Sections 7.3, 7.4 and 8.9 will in all events survive the termination of this Agreement.

     Section 8.2.  Entire Agreement; Assignment. This Agreement, the Annexes and
                   ----------------------------
Schedules referred to herein, the letter(s) contemplated by Section 4.5 hereof and the Confidentiality Agreement (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise, provided that Parent may assign its rights and obligations or those of Sub to any wholly-owned, direct or indirect, Subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

     Section 8.3.  Validity.  The invalidity or unenforceability of any
                   --------
provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     Section 8.4.  Notices.  All notices and other communications among
                   -------
the parties shall be in writing and shall be deemed to have been duly given when
(i) delivered in person, or (ii) one business day after delivery to a reputable overnight courier service (i.e., Federal Express), postage pre-paid, or (iii) delivered by telecopy and promptly confirmed by telephone and by delivery of a copy in person or overnight as aforesaid, in each case with postage prepaid, addressed as follows:

     If to Parent or Sub:

          TLMD Station Co.
          c/o Apollo Management, L.P.
          1301 Avenue of the Americas, 38th Floor
          New York, New York 10013
          Facsimile:  (212) 261-4102
          Attention:  Michael Weiner

  with a copy to:

          Liberty Media Corporation
          8101 East Prentice Avenue, Suite 500
          Englewood, Colorado 80111
          Facsimile:  (303) 721-5443
          Attention:  David B. Koff

          Sony Pictures Entertainment, Inc.
          10202 West Washington Boulevard
          Culver City, California 90232-3195
          Facsimile:  (310) 244-1818
          Attention:  Alan Sokol

          Apollo Management, L.P.
          1301 Avenue of the Americas, 38th Floor
          New York, New York 10019
          Facsimile:  (212) 261-4102
          Attention:  Michael Weiner

          Bastion Capital Corporation
          1999 Avenue of the Stars, Ste. 2960
          Los Angeles, California  90067
          Facsimile: (31) 277-7582
          Attention:  Guillermo Bron

          With a courtesy copy to (which shall not constitute notice):

          Skadden, Arps, Slate, Meagher & Flom LLP
          300 South Grand Avenue, Suite 3400
          Los Angeles, California 90071-3144
          Facsimile:  (213) 687-5600
          Attention:  Thomas C. Janson, Jr.

          Troop Meisinger Steuber & Pasich, LLP
          10940 Wilshire Boulevard, Suite 800
          Los Angeles, California 90024-3902
          Facsimile:  (310) 443-8512
          Attention:  C.N. Franklin Reddick III

          Akin, Gump, Strauss, Hauer & Feld, L.L.P.
          590 Madison Avenue
          New York, New York 10022
          Facsimile:  (212) 872-1002
          Attention:  Patrick Dooley

          Irell & Manella, LLP
          333 South Hope Street
          Suite 3300
          Los Angeles, California 90071
          Facsimile:  (213) 872-1002
          Attention: Edmund Kaufman

  If to the Company:

          Telemundo Group, Inc.
          2290 West 8th Avenue
          Hialeah, Florida  33010
          Telecopy:  310/306-7313
          Attention: Osvaldo F. Torres, General Counsel

  with a courtesy copy to (which shall not constitute notice):

          Latham & Watkins
          633 West Fifth Street, Suite 4000
          Los Angeles, California 90071
          Telecopy:  213/891-8763
          Attention: Paul D. Tosetti, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     Section 8.5.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                   -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     Section 8.6.  Interpretation.  For purposes of this Agreement neither
                   --------------
the Company nor any Subsidiary of the Company shall be deemed to be an affiliate or Subsidiary of Sub or Parent. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Inclusion of information in the Company Disclosure Schedule, does not constitute an admission or acknowledgment of the materiality of such information. If an ambiguity or question of intent or interpretation arises, then this Agreement will be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

     Section 8.7.  Parties in Interest.  This Agreement shall be binding upon
                   -------------------
and inure solely to the benefit of each party hereto, and except for the provisions of Sections 2.7, 2.12, 2.13, 5.7 and 5.10 (which are intended to be for the benefit of the persons referred to therein and their beneficiaries, and may be enforced by such persons as intended third-party beneficiaries), nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 8.8.  Counterparts.  This Agreement may be executed in two
                   ------------
or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 8.9.  Expenses.  All costs and expenses incurred in connection
                   --------
with the Transactions shall be paid by the party incurring such expenses.

     Section 8.10.  Obligation of Parent.  Whenever this Agreement requires
                    --------------------
Sub to take any action, such requirement will be deemed to include an undertaking on the part of Parent to cause Sub to take such action.

     Section 8.11.  Sale of the Company.  The parties hereto agree and
                    -------------------
acknowledge that for the purposes of this Agreement no "sale" of the Company shall be deemed to have occurred until the consummation of the Merger at the Effective Time.

     Section 8.12.  Actions by the Company. Any action or decision requiring the
                    ----------------------
approval of the Board of Directors of the Company which is to be taken or which is made or required to be taken or made by or for the benefit of the Company pursuant to, in connection with or in furtherance of this Agreement (including, without limitation, with respect to Sections 7.5 and 7.6 hereof) shall be made or taken, as applicable, at the discretion and with the approval of the members of the Board of Directors of the Company who are not affiliated with Parent or Sub or their respective affiliates or stockholders.


                              * * * * * * * * * *

IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                       TLMD STATION GROUP, INC.
                                       ("Parent")


                                       By: /s/ Edward Yorke
                                          ----------------------------
                                          Name: Edward Yorke
                                          Title: President


                                       TLMD ACQUISITION CO.
                                       ("Sub")


                                       By: /s/ Edward Yorke
                                          ----------------------------
                                          Name: Edward Yorke
                                          Title: President

                                      TELEMUNDO GROUP, INC.
                                      ("Company")


                                      By: /s/ Roland A. Hernandez
                                          ----------------------------
                                          Name: Roland A. Hernandez
                                          Title: CEO and President